EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Blue Hills Bancorp, Inc. on Form S-8 (SEC File No. 333-198656) of our report dated June 27, 2016 appearing in this Annual Report on Form 11-K of the SBERA 401(k) Plan as adopted by Blue Hills Bank for the year ended December 31, 2015.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 27, 2016